Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR FIRST QUARTER 2020

•	First quarter 2020 revenue of $3.0 billion (down 3.2% year-over-year)

•	Parts and services organic revenue declined 3.5% (4.7% on a per day basis)

•	Net income[1] attributable to LKQ stockholders of $146 million (up 49%); adjusted net income of $176 million (flat compared to the prior year)

•	Diluted EPS attributable to LKQ stockholders of $0.48; adjusted diluted EPS of $0.57

•	Operating cash flow of $195 million (up 10%); free cash flow of $150 million (up 21%)

•	Reduced borrowings by $230 million

•	Implemented targeted cost actions contributing to potential annualized savings run rate of over $1.0 billion

•	Approximately $1.9 billion of liquidity as of March 31, 2020

Chicago, IL (April 30, 2020) -- LKQ Corporation (Nasdaq: LKQ) today announced results for the first quarter ended March 31, 2020.  The Company also provided an update on the impact of the coronavirus (“COVID-19”) pandemic on its business and its response designed to mitigate the impact.
COVID-19 Update
“As the COVID-19 pandemic spread rapidly across the globe during the first quarter, our number one priority was, and continues to be, the health and safety of our employees, customers, vendor partners and the communities where we operate. Our businesses got off to an excellent start in January and February, carrying the strong momentum from 2019 on all fronts and reinforcing our key priorities of profitable revenue growth, accretive margins and cash flow generation. Through February, each of our segments was in line with or ahead of our revenue and profit expectations. As the restrictions on movement of people were imposed resulting in the decline of demand for our parts across all business segments, our financial results during the second half of March deteriorated. This reduced level of demand has continued, with April revenue down approximately 40% compared to the prior year, significantly impacting our near-term financial results. We anticipate a gradual improvement in revenue and profitability as governments around the globe begin the process of lifting the restrictions on mobility and opening their economies,” stated Dominick Zarcone, President and Chief Executive Officer of LKQ Corporation.
Mr. Zarcone further commented, “To help mitigate the business disruption caused by the COVID-19 pandemic, and to position LKQ for earnings growth when the U.S. and European economies rebound, we have taken decisive action and implemented comprehensive cost reduction plans throughout the enterprise, including substantial staffing adjustments. This focus on our cost structure and the variable nature of certain expenses has resulted in a potential annualized run-rate savings of more than $1 billion.  As market conditions improve, we look forward to bringing our people back, so we can both fulfill the anticipated increase in demand and continue to provide industry leading levels of customer service.”

1 References to Net income and Diluted earnings per share, and the corresponding adjusted figures, in this release reflect amounts from continuing operations attributable to LKQ stockholders.

On March 26, 2020, the Company filed a current report on Form 8-K (link to 8-K) withdrawing its financial guidance previously issued on February 20, 2020 due to the continued uncertainties from the impact of the COVID-19 pandemic. Given the continuation of these uncertainties, including the timing of the removal of mobility restrictions and the rate at which demand for auto repairs will improve, we are not issuing updated financial guidance at this time. The withdrawal of the Company’s guidance also applies to the targets for the 1 LKQ Europe program discussed on the September 10, 2019 investor call. The Company historically has not provided quarterly revenue or earnings projections.
First Quarter 2020 Financial Results
Revenue for the first quarter of 2020 was $3.0 billion, a decrease of 3.2% as compared to $3.1 billion in the first quarter of 2019. For the first quarter of 2020, parts and services organic revenue decreased 3.5% (4.7% on a per day basis) while the net impact of acquisition and divestitures revenue was 0.1% and foreign exchange rates was (1.3%), for a total parts and services revenue decline of 4.6%.
Net income for the first quarter of 2020 was $146 million as compared to $98 million for the same period in 2019, an increase of 49% year-over-year. Diluted earnings per share for the first quarter was $0.48 as compared to $0.31 for the same period of 2019, an increase of 55% year-over-year.
On an adjusted basis, net income was $176 million, which was flat as compared to the same period of 2019. Adjusted diluted earnings per share for the first quarter was $0.57 as compared to $0.56 for the same period of 2019, a 2% increase.
Mr. Zarcone further commented, “Despite the negative impact of the COVID-19 pandemic on our March 2020 monthly results, we were able to achieve year-over-year growth in earnings per share, a testament to the strength of our business coming into 2020. Of particular note, during the first quarter of 2020 our North American segment achieved a Segment EBITDA margin of 16.4%, the highest level in a decade.”
Cash Flow and Balance Sheet
Cash flow from operations totaled $195 million during the first quarter of 2020, up 10% from a year ago. Free cash flow totaled $150 million, up 21%, year-over-year. The Company made $230 million of net repayments on its borrowings during the quarter. As of March 31, 2020, LKQ’s balance sheet reflected net debt of $3.5 billion. Net leverage as defined in the credit facility decreased to 2.5x EBITDA. As of March 31, 2020, the Company had approximately $1.9 billion in available liquidity, composed of approximately $1.53 billion available under its credit facilities and $333 million of cash and cash equivalents.
During the first quarter of 2020, the Company repurchased 3.3 million shares of common stock for a total consideration of $88 million. We suspended share repurchases on March 16, 2020. Since initiating the share repurchase program in October 2018, the Company has repurchased 16.5 million shares for a total of approximately $440 million.
Varun Laroyia, Executive Vice President and Chief Financial Officer, commented, “We are responding to this global macroeconomic challenge by actively aligning our cost structure to the prevailing demand, efficiently managing our cash flows, and thoughtfully balancing our capital allocation priorities. We are confident that our current liquidity and continued positive cash flow from operations in future periods will be sufficient to meet our ongoing operating and capital requirements.”

Non-GAAP Financial Measures
This release contains and management’s presentation on the conference call will refer to non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release are reconciliations of each non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP.
Conference Call Details
LKQ will host a conference call and webcast on April 30, 2020 at 8:00 a.m. Eastern Time (7:00 a.m. Central Time) with members of senior management to discuss the Company's results. To access the investor conference call, please dial (833) 236-5754. International access to the call may be obtained by dialing (647) 689-4182. The investor conference call will require you to enter conference ID: 4098245#.
Webcast and Presentation Details
The audio webcast and accompanying slide presentation can be accessed at (www.lkqcorp.com) in the Investor Relations section.
A replay of the conference call will be available by telephone at (800) 585-8367 or (416) 621-4642 for international calls. The telephone replay will require you to enter conference ID: 4098245#. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through May 14, 2020. Please allow approximately two hours after the live presentation before attempting to access the replay.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statements
Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.
Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below.
All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include the factors set forth below, and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and

Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.
These factors include the following (not necessarily in order of importance):

•
effects on our business from the disruption to economic activity caused by the COVID-19 pandemic, including a substantial decrease in the demand for our products and services, interruptions to supply chains, and the inability of customers to pay for products and services;

•
employment-related issues arising from the COVID-19 pandemic, including employment law claims resulting from the layoffs and furloughs of employees to reduce costs during the period of decreased demand, increased healthcare costs, workforce shortages, and health and safety issues at the workplace;

•
changes in economic, political and social conditions in the U.S. and other countries in which we are located or do business, including the U.K. withdrawal from the European Union (also known as Brexit), and the impact of these changes on our businesses, the demand for our products and our ability to obtain financing for operations;

•
increasing competition in the automotive parts industry (including parts sold on online marketplaces and the potential competitive advantage to original equipment manufacturers (“OEMs”) with "connected car" technology);

•	fluctuations in the pricing of new OEM replacement products;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and vehicle repairers;

•	changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products;

•	our ability to identify acquisition candidates at reasonable prices and our ability to successfully divest underperforming businesses;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•	the implementation of a border tax or tariff on imports and the negative impact on our business due to the amount of inventory we import;

•	restrictions or prohibitions on selling certain aftermarket products through enforcement by OEMs or government agencies of intellectual property rights;

•	restrictions or prohibitions on importing certain aftermarket products by border enforcement agencies based on, among other things, intellectual property infringement claims;

•	variations in the number of vehicles manufactured and sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;

•	the increase of accident avoidance systems being installed in vehicles;

•	the potential loss of sales of certain mechanical parts due to the rise of electric vehicle sales;

•	fluctuations in the prices of fuel, scrap metal and other commodities;

•	changes in laws or regulations affecting our business;

•	higher costs and the resulting potential inability to service our customers to the extent that our suppliers decide to discontinue business relationships with us;

•	price increases, interruptions or disruptions to the supply of vehicle parts from aftermarket suppliers and vehicles from salvage auctions;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the risks associated with operating in foreign jurisdictions, including foreign laws and economic and political instabilities;

•	declines in the values of our assets, including as a result of the effects of the COVID-19 pandemic on our business;

•	additional unionization efforts, new collective bargaining agreements, and work stoppages;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	costs of complying with laws relating to the security of personal information;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	potential losses of our right to operate at key locations if we are not able to negotiate lease renewals;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	our ability to obtain financing on acceptable terms to finance our growth;

•
our ability to satisfy our debt obligations and to operate within the limitations imposed by financing arrangements, including the possibility of not satisfying one or more of the financial covenants in our credit facility due to the effects of the COVID-19 pandemic on our business;

•	changes to applicable U.S. and foreign tax laws, changes to interpretations of tax laws, and changes in our mix of earnings among the jurisdictions in which we operate; and

•	disruptions to the management and operations of our business and the uncertainties caused by activist investors.

Contact:
Joseph P. Boutross
Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Three Months Ended March 31,
	2020		2019
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$3,000,935	100.0%	$3,100,303	100.0%	$(99,368)	(3.2%)
Cost of goods sold	1,787,059	59.6%	1,892,039	61.0%	(104,980)	(5.5%)
Gross margin	1,213,876	40.4%	1,208,264	39.0%	5,612	0.5%
Selling, general and administrative expenses	899,811	30.0%	896,532	28.9%	3,279	0.4%
Restructuring and acquisition related expenses	6,970	0.2%	3,307	0.1%	3,663	n/m
(Gain on disposal of business) and impairment of net assets held for sale	(249)	(0.0%)	15,023	0.5%	(15,272)	n/m
Depreciation and amortization	65,495	2.2%	71,002	2.3%	(5,507)	(7.8%)
Operating income	241,849	8.1%	222,400	7.2%	19,449	8.7%
Other expense (income):
Interest expense, net of interest income	25,931	0.9%	36,089	1.2%	(10,158)	(28.1%)
Loss on debt extinguishment	12,751	0.4%	—	0.0%	12,751	n/m
Other income, net	(3,622)	(0.1%)	(3,851)	(0.1%)	229	(5.9%)
Total other expense, net	35,060	1.2%	32,238	1.0%	2,822	8.8%
Income from continuing operations before provision for income taxes	206,789	6.9%	190,162	6.1%	16,627	8.7%
Provision for income taxes	60,411	2.0%	51,550	1.7%	8,861	17.2%
Equity in earnings (losses) of unconsolidated subsidiaries	516	0.0%	(39,549)	(1.3%)	40,065	n/m
Income from continuing operations	146,894	4.9%	99,063	3.2%	47,831	48.3%
Net loss from discontinued operations	(915)	(0.0%)	—	0.0%	(915)	n/m
Net income	145,979	4.9%	99,063	3.2%	46,916	47.4%
Less: net income attributable to continuing noncontrolling interest	740	0.0%	1,015	0.0%	(275)	(27.1%)
Less: net income attributable to discontinued noncontrolling interest	103	0.0%	—	0.0%	103	n/m
Net income attributable to LKQ stockholders	$145,136	4.8%	$98,048	3.2%	$47,088	48.0%

Basic earnings per share: (2)
Income from continuing operations	$0.48		$0.31		$0.17	54.8%
Net loss from discontinued operations	(0.00)		—		(0.00)	n/m
Net income	0.48		0.31		0.17	54.8%
Less: net income attributable to continuing noncontrolling interest	0.00		0.00		0.00	n/m
Less: net income attributable to discontinued noncontrolling interest	0.00		—		0.00	n/m
Net income attributable to LKQ stockholders	$0.47		$0.31		$0.16	51.6%

Diluted earnings per share: (2)
Income from continuing operations	$0.48		$0.31		$0.17	54.8%
Net loss from discontinued operations	(0.00)		—		(0.00)	n/m
Net income	0.48		0.31		0.17	54.8%
Less: net income attributable to continuing noncontrolling interest	0.00		0.00		0.00	n/m
Less: net income attributable to discontinued noncontrolling interest	0.00		—		0.00	n/m
Net income attributable to LKQ stockholders	$0.47		$0.31		$0.16	51.6%

Weighted average common shares outstanding:
Basic	306,238		315,046		(8,808)	(2.8%)
Diluted	306,757		316,018		(9,261)	(2.9%)

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$332,784	$523,020
Receivables, net	1,168,626	1,131,132
Inventories	2,718,630	2,772,777
Prepaid expenses and other current assets	222,624	260,890
Total current assets	4,442,664	4,687,819
Property, plant and equipment, net	1,202,329	1,234,400
Operating lease assets, net	1,269,280	1,308,511
Intangible assets:
Goodwill	4,334,725	4,406,535
Other intangibles, net	819,335	850,338
Equity method investments	145,859	139,243
Other noncurrent assets	139,878	153,110
Total assets	$12,354,070	$12,779,956
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$893,807	$942,795
Accrued expenses:
Accrued payroll-related liabilities	162,944	179,203
Refund liability	99,680	97,314
Other accrued expenses	341,671	289,683
Other current liabilities	130,903	121,623
Current portion of operating lease liabilities	218,998	221,527
Current portion of long-term obligations	90,965	326,367
Total current liabilities	1,938,968	2,178,512
Long-term operating lease liabilities, excluding current portion	1,104,936	1,137,597
Long-term obligations, excluding current portion	3,672,221	3,715,389
Deferred income taxes	300,117	310,129
Other noncurrent liabilities	326,432	365,672
Commitments and contingencies
Redeemable noncontrolling interest	24,077	24,077
Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 320,439,059 shares issued and 303,943,144 shares outstanding at March 31, 2020; 319,927,243 shares issued and 306,731,328 shares outstanding at December 31, 2019	3,204	3,199
Additional paid-in capital	1,425,600	1,418,239
Retained earnings	4,282,753	4,140,136
Accumulated other comprehensive loss	(313,903)	(200,885)
Treasury stock, at cost; 16,495,915 shares at March 31, 2020 and 13,195,915 shares at December 31, 2019	(439,819)	(351,813)
Total Company stockholders’ equity	4,957,835	5,008,876
Noncontrolling interest	29,484	39,704
Total stockholders’ equity	4,987,319	5,048,580
Total liabilities and stockholders’ equity	$12,354,070	$12,779,956

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended
	March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$145,979	$99,063
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,379	76,207
Impairment of equity method investments	—	39,551
(Gain on disposal of business) and impairment of net assets held for sale	(249)	15,023
Stock-based compensation expense	7,968	5,673
Loss on debt extinguishment	12,751	—
Other	(2,721)	(310)
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Receivables, net	(63,938)	(205,029)
Inventories	(7,522)	71,811
Prepaid income taxes/income taxes payable	41,585	42,917
Accounts payable	(27,170)	23,291
Other operating assets and liabilities	16,501	9,028
Net cash provided by operating activities	194,563	177,225
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(44,538)	(53,016)
Proceeds from disposals of property, plant and equipment	5,528	1,252
Acquisitions, net of cash acquired	(7,220)	(4,785)
Proceeds from disposal of businesses, net of cash sold	1,763	—
Other investing activities, net	(405)	(1,235)
Net cash used in investing activities	(44,872)	(57,784)
CASH FLOWS FROM FINANCING ACTIVITIES:
Early-redemption premium	(9,498)	—
Repayment of U.S. Notes (2023)	(600,000)	—
Purchase of treasury stock	(88,006)	(70,462)
Borrowings under revolving credit facilities	460,186	284,641
Repayments under revolving credit facilities	(134,674)	(312,339)
Repayments under term loans	(4,375)	(2,188)
Borrowings under receivables securitization facility	111,300	6,600
Repayments under receivables securitization facility	(12,900)	(36,910)
Repayments of other debt, net	(49,481)	(625)
Other financing activities, net	(7,291)	(1,448)
Net cash used in financing activities	(334,739)	(132,731)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(11,746)	(2,513)
Net decrease in cash, cash equivalents and restricted cash	(196,794)	(15,803)
Cash, cash equivalents and restricted cash of continuing operations, beginning of period	528,387	337,250
Add: Cash, cash equivalents and restricted cash of discontinued operations, beginning of period	6,470	—
Cash, cash equivalents and restricted cash of continuing and discontinued operations, beginning of period	534,857	337,250
Cash, cash equivalents and restricted cash, end of period	$338,063	$321,447

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	March 31,
	2020	2019	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$1,107,342	$1,155,698	$(48,356)	(4.2%)
Europe	1,357,969	1,440,841	(82,872)	(5.8%)
Specialty	347,406	352,556	(5,150)	(1.5%)
Parts and services	2,812,717	2,949,095	(136,378)	(4.6%)
Other	188,218	151,208	37,010	24.5%
Total	$3,000,935	$3,100,303	$(99,368)	(3.2%)

Revenue changes by category for the three months ended March 31, 2020 vs. 2019:

	Revenue Change Attributable to:
	Organic	Acquisition and Divestiture	Foreign Exchange	Total Change (1)
North America	(4.2%)	0.1%	(0.1%)	(4.2%)
Europe	(3.4%)	0.1%	(2.5%)	(5.8%)
Specialty	(1.4%)	0.1%	(0.1%)	(1.5%)
Parts and services	(3.5%)	0.1%	(1.3%)	(4.6%)
Other	23.2%	1.4%	(0.1%)	24.5%
Total	(2.2%)	0.2%	(1.2%)	(3.2%)

(1) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited table reconciles revenue growth for parts & services to constant currency revenue growth for the same measure:

	Three Months Ended
	March 31, 2020
	Consolidated	Europe
Parts & Services
Revenue growth as reported	(4.6)%	(5.8)%
Less: Currency impact	(1.3%)	(2.5%)
Revenue growth at constant currency	(3.3%)	(3.3%)

We have presented the growth of our revenue on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency revenue information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance, as this statistic removes the translation impact of exchange rate fluctuations, which are outside of our control and do not reflect our operational performance. Constant currency revenue results are calculated by translating prior year revenue in local currency using the current year's currency conversion rate. This non-GAAP financial measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-named measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. In addition, not all companies that report revenue growth on a constant currency basis calculate such measure in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended
	March 31,
	2020		2019
(In thousands)		% of Revenue		% of Revenue
Revenue
North America	$1,290,195		$1,302,309
Europe	1,363,594		1,445,541
Specialty	348,582		353,737
Eliminations	(1,436)		(1,284)
Total revenue	$3,000,935		$3,100,303
Segment EBITDA
North America	$211,438	16.4%	$176,636	13.6%
Europe	78,262	5.7%	105,298	7.3%
Specialty	32,232	9.2%	37,959	10.7%
Total Segment EBITDA	$321,932	10.7%	$319,893	10.3%

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses (which includes restructuring expenses recorded in Cost of goods sold), change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments or divestitures, equity in losses and earnings of unconsolidated subsidiaries, and impairment charges. EBITDA, which is the basis for Segment EBITDA, is calculated as net income, less net income (loss) attributable to continuing and discontinued noncontrolling interest, excluding discontinued operations and discontinued noncontrolling interest, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. This financial measure is included in the metrics used to determine incentive compensation for our senior management. We also consider Segment EBITDA to be a useful financial measure in evaluating our operating performance, as it provides investors, securities analysts and other interested parties with supplemental information regarding the underlying trends in our ongoing operations. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate general and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. Refer to the table on the following page for a reconciliation of net income to EBITDA and Segment EBITDA.

The following unaudited table reconciles Net Income to EBITDA and Segment EBITDA:

	Three Months Ended
	March 31,
	2020	2019
(In thousands)
Net income	$145,979	$99,063
Less: net income attributable to continuing noncontrolling interest	740	1,015
Less: net income attributable to discontinued noncontrolling interest	103	—
Net income attributable to LKQ stockholders	145,136	98,048
Subtract:
Net loss from discontinued operations	(915)	—
Net income attributable to discontinued noncontrolling interest	(103)	—
Net income from continuing operations attributable to LKQ stockholders	146,154	98,048
Add:
Depreciation and amortization	65,495	71,002
Depreciation and amortization - cost of goods sold	5,085	5,205
Depreciation and amortization - restructuring expenses (1)	799	—
Interest expense, net of interest income	25,931	36,089
Loss on debt extinguishment	12,751	—
Provision for income taxes	60,411	51,550
EBITDA	316,626	261,894
Subtract:
Equity in earnings (losses) of unconsolidated subsidiaries	516	(39,549)
Add:
Restructuring and acquisition related expenses (1)	6,171	3,307
Restructuring expenses - cost of goods sold	(4)	—
(Gain on disposal of business) and impairment of net assets held for sale	(249)	15,023
Change in fair value of contingent consideration liabilities	(96)	120
Segment EBITDA	$321,932	$319,893

Net income from continuing operations attributable to LKQ stockholders as a percentage of revenue	4.9%	3.2%

EBITDA as a percentage of revenue	10.6%	8.4%

Segment EBITDA as a percentage of revenue	10.7%	10.3%

(1) The sum of these two amounts represents the total amount that is reported in Restructuring and acquisition related expenses in the Unaudited Condensed Consolidated Statements of Income.

We have presented EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our operating performance and the value of our business. We calculate EBITDA as net income, less net income (loss) attributable to continuing and discontinued noncontrolling interest, excluding discontinued operations and discontinued noncontrolling interest, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. EBITDA provides insight into our profitability trends and allows management and investors to analyze our operating results with the impact of continuing noncontrolling interest and without the impact of discontinued noncontrolling interest, discontinued operations, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. We believe EBITDA is used by investors, securities analysts and other interested parties in evaluating the operating performance and the value of other companies, many of which present EBITDA when reporting their results.

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses (which includes restructuring expenses recorded in Cost of goods sold), change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments or divestitures, equity in losses and earnings of unconsolidated subsidiaries, and impairment charges. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. This financial measure is included in the metrics used to determine incentive compensation for our senior management. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate general and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue.

EBITDA and Segment EBITDA should not be construed as alternatives to operating income, net income or net cash provided by operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA or

Segment EBITDA information calculate EBITDA or Segment EBITDA in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, respectively:

	Three Months Ended
	March 31,
	2020	2019
(In thousands, except per share data)
Net income	$145,979	$99,063
Less: net income attributable to continuing noncontrolling interest	740	1,015
Less: net income attributable to discontinued noncontrolling interest	103	—
Net income attributable to LKQ stockholders	145,136	98,048
Subtract:
Net loss from discontinued operations	(915)	—
Net income attributable to discontinued noncontrolling interest	(103)	—
Net income from continuing operations attributable to LKQ stockholders	146,154	98,048
Adjustments - continuing operations attributable to LKQ stockholders:
Amortization of acquired intangibles	24,419	31,912
Restructuring and acquisition related expenses	6,970	3,307
Restructuring expenses - cost of goods sold	36	—
Change in fair value of contingent consideration liabilities	(96)	120
Loss on debt extinguishment	12,751	—
(Gain on disposal of business) and impairment of net assets held for sale	(249)	15,023
Impairment of equity method investments	—	39,551
Excess tax benefit from stock-based payments	(711)	(104)
Tax effect of adjustments	(13,172)	(11,729)
Adjusted net income from continuing operations attributable to LKQ stockholders	$176,102	$176,128

Weighted average diluted common shares outstanding	306,757	316,018

Diluted earnings per share from continuing operations attributable to LKQ stockholders
Reported	$0.48	$0.31

Adjusted	$0.57	$0.56

We have presented Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as we believe these measures are useful for evaluating the core operating performance of our continuing business across reporting periods and in analyzing our historical operating results. We define Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as Net Income and Diluted Earnings per Share adjusted to eliminate the impact of continuing and discontinued noncontrolling interest, discontinued operations, restructuring and acquisition related expenses, amortization expense related to all acquired intangible assets, gains and losses on debt extinguishment, the change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments or divestitures, impairment charges, excess tax benefits and deficiencies from stock-based payments and any tax effect of these adjustments. The tax effect of these adjustments is calculated using the effective tax rate for the applicable period or for certain discrete items the specific tax expense or benefit for the adjustment. Given the variability and volatility of the amount and frequency of costs related to acquisitions, management believes that these costs are not normal operating expenses and should be adjusted in our calculation of Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders. Our adjustment of the amortization of all acquisition-related intangible assets does not exclude the amortization of other assets, which represents expense that is directly attributable to ongoing operations. Management believes that the adjustment relating to amortization of acquisition-related intangible assets supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. The acquired intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets. These financial measures are used by management in its decision making and overall evaluation of our operating performance and are included in the metrics used to determine incentive compensation for our senior management. Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders should not be construed as alternatives to Net Income or Diluted Earnings per Share as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report measures similar to Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations

Attributable to LKQ Stockholders calculate such measures in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Net Cash Provided by Operating Activities to Free Cash Flow:

	Three Months Ended
	March 31,
	2020	2019
(In thousands)
Net cash provided by operating activities	$194,563	$177,225
Less: purchases of property, plant and equipment	44,538	53,016
Free cash flow	$150,025	$124,209

We have presented free cash flow solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our liquidity. We calculate free cash flow as net cash provided by operating activities, less purchases of property, plant and equipment. Free cash flow provides insight into our liquidity and provides useful information to management and investors concerning our cash flow available to meet future debt service obligations and working capital requirements, make strategic acquisitions and repurchase stock. We believe free cash flow is used by investors, securities analysts and other interested parties in evaluating the liquidity of other companies, many of which present free cash flow when reporting their results. This financial measure is included in the metrics used to determine incentive compensation for our senior management. Free cash flow should not be construed as an alternative to net cash provided by operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report free cash flow information calculate free cash flow in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly-named measures of other companies and may not be an appropriate measure for liquidity relative to other companies.